AMENDMENT NO. 2 TO NOTE PURCHASE AGREEMENT
THIS AMENDMENT NO. 2 TO NOTE PURCHASE AGREEMENT, dated as of April 28, 2015 (this “Amendment”), to the Note Purchase Agreement dated November 30, 2011, as amended by Amendment No. 1 to Note Purchase Agreement, dated as of April 29, 2014 (such note purchase agreement, as so amended being referred to herein as the “Existing Note Purchase Agreement” and as the same shall be further amended hereby, the “Note Purchase Agreement”), is between Gill Ranch Storage, LLC, an Oregon limited liability company (the “Company”), and the holders of Notes listed on the signature pages hereto (collectively, the “Noteholders”).
RECITALS:
A.    The Company and the Noteholders have previously entered into the Existing Note Purchase Agreement. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Existing Note Purchase Agreement.
B.    The Company has requested certain amendments to the Existing Note Purchase Agreement as more fully described herein below.
C.    The Noteholders have agreed to such amendments, subject to the condition set forth in Section 2 below.
NOW, THEREFORE, in consideration of the premises and the covenants, terms, conditions, representations and warranties herein contained, the parties hereto hereby agree as follows:
Section 1.AMENDMENTS TO EXISTING NOTE PURCHASE AGREEMENT. Subject to the conditions set forth in Section 2 below, the Noteholders hereby agree to the following amendments to the Existing Note Purchase Agreement, each of which shall be effective as of the date hereof:
(a)Section 10.1(b) of the Existing Note Purchase Agreement is hereby deleted in its entirety.
(b)The definition of “Minimum Debt Service Reserve Requirement” in Schedule B of the Existing Note Purchase Agreement is hereby amended in its entirety to read as follows:
“Minimum Debt Service Reserve Requirement” shall mean (i) $3,000,000 through and including May 30, 2015, (ii) $4,500,000 from and including May 31, 2015 through and including January 30, 2016, (iii) $6,000,000 from and including January 31, 2016 through and including August 30, 2016, and (iv) $7,500,000 thereafter.
(c)Section 11 of the Existing Note Purchase Agreement is hereby amended by replacing the period at the end of clause (m) thereof with “; or” and by inserting the following as a new clause (n) of Section 11:
(n)    The Company shall have failed to provide to the holders of the Notes satisfactory evidence of the receipt by the Company from the Parent, (i) between the date hereof and August 31, 2015, of at least $2,000,000 of common equity contributions or (ii) between the date hereof and August 31, 2016, of at least $4,000,000 of common equity contributions.
Section 1.EFFECTIVENESS OF AMENDMENT. This Amendment shall become effective upon the execution and delivery hereof by the Company and by the Noteholders constituting the Required Holders.
Section 2.REPRESENTATIONS AND WARRANTIES OF THE COMPANY; NO DEFAULT. To induce the Noteholders to enter into this Amendment, the Company (by delivery of its counterpart to this Amendment) hereby (i) represents and warrants to the Noteholders that after giving effect

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to this Amendment, its representations and warranties contained in the Note Purchase Agreement are true and correct in all material respects (except for those representations and warranties qualified by “materiality,” “Material Adverse Effect” or a like qualification, which shall be correct in all respects) on and as of the date hereof with the same effect as though made on and as of the date hereof (it being acknowledged and agreed that, for purposes of such representations and warranties, (w) information delivered to the Noteholders prior to the date hereof pursuant to Section 7.1 and the draft financial statements certified by the Company for the year ended December 31, 2014 shall be included as part of Disclosure Documents, (x) the reference to “June 30, 2011” in Section 5.3 shall be deemed to refer to “December 31, 2014”, (y) Schedule 5.4 to the Existing Note Purchase Agreement shall be amended to: include MardiLyn Saathoff and Stephen P. Feltz as Company Directors; delete Margaret D. Kirkpatrick and J. Keith White as Company Directors; add NWN Gas Reserves LLC as a wholly-owned subsidiary of Northwest Energy Corporation; and change the names of Palomar Gas Holdings, LLC to Trail West Holdings, LLC and Palomar Gas Transmission, LLC to Trail West Pipeline, LLC, and (z) Schedule 5.11 to the Existing Note Purchase Agreement shall be amended to include the authorizations, consents, licenses, permits and certifications set forth on Schedule 5.11 to this Amendment), except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects (except for those representations and warranties qualified by “materiality,” “Material Adverse Effect” or a like qualification, which were true in all respects) as of such earlier date), (ii) represents and warrants to the Noteholders that in connection with this Amendment and all other documents delivered in connection herewith it (x) has the requisite power and authority to make, deliver and perform the same, (y) has taken all necessary limited liability company action to authorize its execution, delivery and performance of the same, and (z) has duly executed and delivered the same, and (iii) certifies that no Default or Event of Default exists under any of the Financing Documents or the Project Documents (both immediately before and after giving effect to this Amendment) or will result from the making of this Amendment.
Section 1.REPRESENTATIONS AND WARRANTIES OF THE NOTEHOLDERS. Each Noteholder hereby each individually represents and warrants that it is the sole legal and beneficial owner of the Note or Notes issued to it under the Existing Note Purchase Agreement, with the requisite power and authority to make, deliver and perform under this Amendment.
Section 2.EXPENSES. The Company will promptly (and in any event within thirty (30) days after receiving any statement or invoice therefor) pay all reasonable out-of-pocket expenses and costs incurred by the Noteholders relating to this Amendment, including, but not limited to, the reasonable fees and disbursements of Baker Botts L.L.P., incurred in connection with the preparation, negotiation and delivery of this Amendment, and all other related documentation. This Section 5 shall not be construed to limit the Company's obligations under Section 15.1 of the Existing Note Purchase Agreement.
Section 3.MISCELLANEOUS.
(a)GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, the parties hereto. Delivery of this Amendment may be made by telecopy or electronic transmission of a duly executed counterpart copy hereof; provided that any such delivery by electronic transmission shall be effective only if transmitted in .pdf format, .tif format or other format in which the text is not readily modifiable by any recipient thereof.
(c)Financing Document. This Amendment is a Financing Document and all of the provisions of the Note Purchase Agreement that apply to Financing Documents apply hereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers effective as of the date hereof.
GILL RANCH STORAGE, LLC

By: _____________________________
Name: David A. Weber
Title: President and Chief
    Executive Officer

The foregoing is hereby agreed to as of the date hereof:
NOTEHOLDERS:

THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA

By: ___________________________________
Vice President

PRUCO LIFE INSURANCE COMPANY

By: ___________________________________
Assistant Vice President

PRUCO LIFE INSURANCE COMPANY OF
NEW JERSEY

By: ___________________________________
Assistant Vice President

PRUDENTIAL ANNUITIES LIFE
ASSURANCE CORPORATION

By:    Prudential Investment Management, Inc.,
as investment manager

By:______________________________
Vice President

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Schedule 5.11

•	MADERA COUNTY ENVIRONMENTAL HEALTH DEPARTMENT

◦	2012 Permit to Operate

◦	2013 Permit to Operate

◦	2014 Permit to Operate

◦	2015 Permit to Operate

•	SAN JOAQUIN VALLEY AIR POLLUTION CONTROL DISTRICT

◦	C-7830 Facility

◦	C-7830-1-0 Natural Gas Storage Reservoirs (fugitive components) and 12 Methanol Injection Pumps

◦	C-7830-2-1 28.2 MMBTU/hr Natural Gas-Fired Process Heater (H-134)

◦	C-7830-3-1 9.6 MMBTU/hr Natural Gas-Fired Process Heater (H-124)

◦	C-7830-4-1 23.8 MMBTU/hr Natural Gas-Fired Process Heater (H-114)

◦	C-7830-5-1 23.8 MMBTU/hr Natural Gas-Fired Process Heater (H-115)

◦	C-7830-6-1 TEG Dehydrator (H-313)

◦	C-7830-7-1 TEG Dehydrator (H-323)

◦	C-7830-8-0 8,000 Gallon Fixed Roof Methanol Storage Tank with PV Valve

◦	C-7830-9-0 8,000 Gallon Fixed Roof Methanol Storage Tank with PV Valve

◦	C-7830-10-0 8,000 Gallon Fixed Roof Methanol Storage Tank with PV Valve

◦	C-7830-11-0 8,000 Gallon Fixed Roof Methanol Storage Tank with PV Valve

◦	C-7830-12-0 8HP Caterpillar Emergency Standby Generator (G-501)

◦	C-7830-13-0 8HP Caterpillar Emergency Standby Generator (G-502)

◦	C-7830-15-0 218 BHP Cummins Diesel-Fired Emergency IC Engine Powering a Firewater Pump

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